Exhibit 99.1 Form of Change in Control Severance Protection Agreement

Form of Change in Control Severance Protection Agreement

Berry Petroleum Company                                            Phone (661) 616-3900
5201 Truxtun Avenue, Suite 300                                                                    E-mail: ir@bry.com
Bakersfield, California 93309-0640                                                          Internet: www.bry.com

Form Effective August 22, 2006

CHANGE IN CONTROL SEVERANCE PROTECTION AGREEMENT

BERRY PETROLEUM COMPANY

Berry Petroleum Company, a Delaware corporation (the "Company") and ________________ ("Executive") enter into this Change in Control Severance Protection Agreement (this "Agreement") as of ______________, 2006. The Agreement is subject to the terms of all appendices hereto.

RECITALS

WHEREAS, Executive is a key employee of Company and serves as Company's______________________________, and Company and Executive desire to set forth herein the terms and conditions of Executive's compensation in the event of a termination of Executive's employment in connection with a Change in Control (as defined below).

WHEREAS, in the event of a Change in Control, Executive may be vulnerable to dismissal without regard to quality of Executive's service, and Company believes that it is in the best interest of Company to enter into this Agreement in order to ensure fair treatment of Executive and to reduce the distractions and other adverse effects upon such Executive's performance which are inherent in the event of such a Change in Control.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.  Definitions. For purposes hereof, the following terms shall have the following meanings:

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

"Annual Base Salary" shall mean Executive's base salary in effect immediately preceding Executive's Qualifying Termination, including all amounts of Executive's base salary that are deferred under the qualified and non-qualified benefit plans of the Company or any other agreement or arrangement.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean, as reasonably determined by the Company's Board of Directors: (i) Executive's conviction of, or plea of no contest with respect to, any felony, or any other crime involving moral turpitude; (ii) Executive's conduct that results in or is reasonably likely to result in material harm to the business or reputation of the Company and, if capable of cure, Executive has not cured such conduct within 60 days following receipt of written notice by the Board; (iii) Executive's material violation of any contract or agreement between Executive and Company, including but not limited to this Agreement, or any policy of the Company applicable to Executive; or (iv) Executive knowingly and deliberately acting in a manner contrary to express lawful and reasonable limitations or instructions imposed on Executive by the Board or the Chief Executive Officer.

Exhibit 99.1 Form of Change in Control Severance Protection Agreement

"Change in Control" of the Company means the occurrence of any one of the following events:

(a) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, without the prior approval of the Company;

(b) an election of directors of the Company not in accord with the recommendations of the majority of the directors of the Company who were in office before the pending election;

(c) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question, becomes an "affiliate," as that term is used in the Securities Exchange Act of 1934 and the rules promulgated thereunder, of any party to such merger, consolidated or reorganization); or

(d) the stockholders of the Company approve the sale of substantially all of the Company's business, assets, or both (in one transaction or a series of related transactions) to a person or entity, which is not a subsidiary.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Disability" shall mean a legal, physical or mental incapacity for a period of at least 60 days (whether or not consecutive) in any period of 365 consecutive days, which results in Executive's absence from work or inability to discharge the essential functions of Executive's position, with or without reasonable accommodation.

"ERISA" shall mean the Employee Retirement Income Act of 1974, as amended.

"Good Reason" shall include any of the following:

(a) a reduction in Executive's salary as in effect on the date of a Change in Control;

(b) refusal by the Company (or any successor operation) to allow Executive to participate in its benefit programs (including welfare plans, retirement plans, disability plans, leave programs and educational reimbursement programs) provided by the Company to its employees, in accordance with terms of the applicable plans;

(c) Executive’s incentive opportunity is reduced materially relative to other executives of comparable responsibility, title or stature.

(d) a significant reduction of Executive's duties, title, position or responsibilities that is effected without Executive's written consent; or

(e) a required relocation of Executive's residence of more than 35 miles from the location of Executive's residence immediately before the Change in Control.

Notwithstanding the foregoing, Executive must provide the Company (or any successor operation) with advance written notice of the Company's conduct giving rise to Good Reason within 30 days following the occurrence of such conduct and not less than 30 days before the proposed date of such resignation for Good Reason (the "Cure Period") and during the Cure Period, Company may attempt to rescind or correct the matter giving rise to Good Reason. Only if such notice is given and Company does not rescind or correct the matter giving rise to Good Reason during the Cure Period may Executive terminate his employment for Good Reason.

"Person" shall mean any individual, partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

"Qualifying Termination" shall mean (i) a termination by Executive of Executive's employment with Company for Good Reason within two years after the occurrence of a Change in Control, or (ii) a termination of Executive's employment without Cause by Company within two years after the occurrence of a Change in Control. Neither a termination of Executive's employment due to Disability nor a termination of Executive's employment due to death shall constitute a Qualifying Termination.

"Severance Amount" shall mean the amount determined under Section 4.1.

Exhibit 99.1 Form of Change in Control Severance Protection Agreement

"Severance Payment Date" shall mean the date that is 30 days following the Qualifying Termination; provided, however, that if Executive is reasonably determined by Company to be a "specified employee" within the meaning of Section 409A(a)(2)(b)(i) of the Code, the Severance Payment Date shall be the date that is six months after the Qualifying Termination.

"Welfare Benefits" shall mean benefits that are provided pursuant to a plan described in Section 1.409A-1(a)(5) of the Proposed Treasury Regulations or any successor thereto.

2.  Administration.

2.1  This Agreement shall be interpreted and administered by the Compensation Committee of the Board (the "Committee").

2.2  The Committee shall have the exclusive power, subject to and within the limitations of the express provisions of this Agreement, to interpret this Agreement and to make factual findings and determinations and take such action in connection with the Agreement as it, in its sole discretion, deems appropriate. The Committee's determination shall be binding and conclusive on all parties, and the Committee shall not be liable for any action or determination made in good faith with respect to this Agreement.

3.  Payment of Accrued Compensation upon a Qualifying Termination. If a Qualifying Termination occurs, Executive shall immediately be paid all earned and accrued salary due and owing to Executive, any benefits then due under any plans of Company in which Executive is a participant, any accrued and unpaid vacation pay and any appropriate business expenses incurred by Executive in connection with his or her duties, all to the date of termination (collectively, "Accrued Compensation"). Executive shall also be entitled to the severance compensation described in Section 4. Deferred compensation, whether qualified or nonqualified, shall be paid, if at all, in accordance with the applicable plan. Any annual bonus earned in the calendar year in which the Qualifying Termination occurs shall be deemed paid pursuant to Sections 4.1 and 4.2, and Accrued Compensation shall not include any bonus amount.

4.  Severance Compensation. Subject to Section 4.6, Executive shall be entitled to the following upon a Qualifying Termination under the conditions set forth below:

4.1  Severance Payment. The Company shall pay to Executive severance compensation in an aggregate amount equal to [2.5] [2.0] [1.5] [1.0] times the sum of:

(a)  Executive's Annual Base Salary, plus

(b)  the highest annual bonus, if any, paid to Executive over the preceding two calendar years, plus

(c)  the maximum annual Company matching contribution to the Company's 401(k) plan that would otherwise be made to Executive's account for the plan year in which the Qualifying Termination occurs, calculated without regard to Executive's contribution or limits imposed under the Code, plus

(d)  Executive's annual car allowance, if any, in effect as of the Qualifying Termination.

Such aggregate amount includes, by virtue of Subsection (b), any annual bonus earned by Executive in the calendar year in which the Qualifying Termination occurs, and no separate bonus payment shall be made.

4.2  Computation and Payment of Severance Amount. The Severance Amount shall be paid to Executive in a lump sum on the Severance Payment Date. The Severance Amount shall be paid without prejudice to Executive's right to receive all Accrued Compensation. The Severance Amount shall be paid irrespective of Executive's employment status with any other organization or self-employment; provided, however, that if Executive should violate the terms of the general release of claims at Exhibit A, Company shall be under no further obligation to continue the payments or benefits hereunder.

4.3  Certain Welfare Benefits.

4.3.1  If Executive timely elects to continue group health coverage as provided under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), then to the extent that such benefits constitute Welfare Benefits the Company shall pay that portion of the COBRA premiums such that Executive's cost for such continuation coverage shall equal the Executive's share of the premiums for Executive's group health coverage as of the Qualifying Termination, if any. The benefits provided in this Section 4.3.1 shall continue until the earlier of (i) [2.5] [2.0] [1.5] [1.0] years after the first day of the first month following the Qualifying Termination, or (ii) Executive becomes eligible for reasonably comparable benefits under another employer's group health plan.

Exhibit 99.1 Form of Change in Control Severance Protection Agreement

4.3.2  The Company shall continue Executive's term life insurance coverage at the level in effect on the Qualifying Termination, or obtain similar coverage at the Company's expense, for a period of [2.5] [2.0] [1.5] [1.0] years following the Qualifying Termination, provided that Executive must, before the due date for such costs, pay to the Company or to the life insurance carrier, as applicable, all premium costs which are due before the Severance Payment Date, and, on the Severance Payment Date, the Company will reimburse Executive for all costs so paid; and provided further that if the premiums of such life insurance coverage are increased for any reason, such coverage shall be reduced to the level required to maintain the same premium rates as in effect on the Qualifying Termination.

Neither this Section 4.3 nor any other provision of this Agreement shall be interpreted so as to reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase plan, or any employment agreement or other plan or arrangement.

4.4  Equity Grants. All outstanding options granted by Company to Executive shall become 100% vested and immediately exercisable, and all restrictions shall lapse with respect to all outstanding grants of restricted stock or other awards held by Executive. Executive shall be responsible for any withholding amount as provided in Section 9.2.

4.5  Extension of Stock Options. Each stock option issued to Executive under the Restated and Amended 1994 Stock Option Plan (the "1994 Plan") shall remain exercisable until the later of (i) the end of the calendar year in which it would otherwise terminate based on the provisions contained in the applicable stock option agreement and the 1994 Plan as of the date of grant (the "Existing Termination Date"); and (ii) the 15th day of the third month following the Existing Termination Date; provided that, if such option is not exercisable on the later of such dates because an exercise of the option would violate applicable securities laws, then the option shall remain exercisable for 30 days after the first date that the exercise of the stock option would no longer violate applicable securities laws. Notwithstanding the foregoing, no such stock option may be exercised after the applicable original Option Termination Date (as defined in the 1994 Plan).

4.6  Condition to Payment of Severance Compensation. Notwithstanding anything in this Agreement to the contrary, the Company's obligation to provide the benefits set forth in this Section 4 is expressly conditioned on Executive's execution and timely delivery, without revocation, of a full general release of claims (excluding claims for amounts payable under this Agreement), substantially in the form of Exhibit A attached hereto. Delivery of such general release shall not be considered timely, and Executive's entitlement to the benefits set forth in this Section 4 shall be extinguished, if not made by the later of (i) 30 calendar days after the date of a Qualifying Termination, or (ii) 21 days after Executive's receipt of the final form general release to be executed.

5.  Excise Tax Limitation.

5.1  Gross-Up Payment. If it is determined that any payment or distribution of any type to or for the benefit of Executive, by Company, any Affiliate, any Person who acquires ownership or effective control of Company or ownership of a substantial portion of Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Company Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Company shall pay to or for the benefit of Executive an additional amount (the "Gross-up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and local income or employment tax upon the Gross-up Payment, but before deduction for any U.S. federal, state, and local income or employment tax on the Company Payments, shall be equal to the Company Payments after taking into account any other payments to which Executive may be entitled by written agreement or otherwise as reimbursement for the Excise Tax resulting from the Company Payments. The Company shall pay the Gross-Up Payment to Executive on the Severance Payment Date. For purposes of calculating the Gross-Up Payment, Executive shall be deemed to pay income taxes at the highest applicable marginal rate of federal, state or local income taxation for the calendar year in which the Gross-Up Payment is to be made.

               5.2  Determination by Accountant. All mathematical determinations, and all determinations as to whether any of the Company Payments are "parachute payments" (within the meaning of Section 280G of the Code), including determinations as to whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made in writing at Company's expense by an independent nationally recognized accounting firm selected by Company (the "Accounting Firm"). If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive and Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Executive has substantial authority not to report any Excise Tax on his or her federal income tax return. Any determination by the Accounting Firm shall be binding upon Company and Executive, absent manifest error.

6.  Employment Status. This Agreement does not constitute a contract of employment or impose on Executive or Company any obligation to retain Executive, or to change the status of Executive's employment. Executive acknowledges that Executive is an "at-will" employee of Company, and that Company may terminate Executive's employment at any time, with or without cause and with or without notice.

Exhibit 99.1 Form of Change in Control Severance Protection Agreement

7.  Nature of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreements with Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

8.  Full Settlement. The Company's obligation to provide the payments and benefits provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment except as set forth in Section 4.4 with respect to certain welfare benefits.

9.  Miscellaneous.

9.1  Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible.

9.2  Tax Withholding. All compensation and benefits to Executive hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law. Executive shall make appropriate provisions for paying the withholding amount associated with the lapsing of restrictions on restricted stock and other awards provided for in Section 4.4.

9.3  Entire Agreement; Modification. This Agreement represents the entire agreement between the parties and supersedes any other prior agreements between the parties, written or oral, with respect to the subject matter covered hereby[, including the Salary Continuation Agreement between the parties dated _____________]. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall not affect such party's right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.

9.4  Source of Funds. Amounts payable to Executive under this Agreement shall be from the general funds of the Company. Executive's rights to unpaid amounts under this Agreement shall be solely those of an unsecured creditor of the Company.

9.5  Governing Law. Subject to ERISA, this Agreement shall be governed and interpreted pursuant to the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such state.

9.6  Legal Fees. Each party shall be responsible for payment of all legal fees and expenses which the party may incur as a result of any contest (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof.

9.7  Successors and Assigns. This Agreement shall be binding upon, and shall issue to the benefit of, Company's successors and assigns and Executive's heirs and assigns.

9.8  Nontransferability by Executive. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

9.9  Section 409A Compliance. The parties intend this Agreement to comply with the requirements of Section 409A of the Code and the regulations and guidance promulgated thereunder, and the Agreement shall be interpreted in a manner consistent with that intention.

9.10  Claims Procedures. Exhibit B hereto sets forth the procedures governing claims for benefits under this Agreement.

9.11  Dispute Resolution. After exhaustion of the claims procedures described in Section 9.10, all claims, demands, causes of action or controversies past—present or future—that Executive may have against the Company, its officers, directors, employees, independent contractors or agents—past, present or future—or that the Company may have against Executive, shall be resolved by final and binding arbitration pursuant to the provisions of Exhibit C hereto, except as the Parties may otherwise agree in writing. PLEASE READ CAREFULLY. BY SIGNING THIS AGREEMENT, YOU ARE GIVING UP YOUR RIGHT TO FILE A LAWSUIT IN A COURT OF LAW AND TO HAVE YOUR CASE HEARD BY A JUDGE OR JURY OR BOTH.

The next page is the signature page.

Exhibit 99.1 Form of Change in Control Severance Protection Agreement

IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of this ____ day of ___________, 2006.

Acknowledged & Agreed, ________________________________ [INSERT NAME OF EXECUTIVE]	BERRY PETROLEUM COMPANY By: Its:

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